EXHIBIT 10.31

IMPORTANT INFORMATION ON THE SEPARATION PROGRAM

APPLICABLE TO LEGACY MERCK

“SEPARATED EMPLOYEES”

This Brochure applies to “Legacy Merck Employees” as defined in the Merck & Co., Inc. US Separation Benefits Plan (the “Separation Benefits Plan”) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

(1) on or after January 1, 2012 but before January 1, 2013 and who, as of their Separation Date, are

•	Less than age 49; or

•	At least age 49 but not yet age 64 with less than 9 years of Credited Service; or

(2) on or after January 1, 2013 and who, as of December 31 of the year in which their Separation Date occurs, are

•	Less than age 50; or

•	At least age 50 but not yet age 64 with less than 10 years of Credited Service

This Brochure does not apply to Legacy Merck Employees who are “Bridge-Eligible Employees,” “Separated Retirement Eligible Employees,” or “Rebadged Employees” as those terms are defined in the brochures applicable to those groups. If you are a Legacy Merck Employee who is a “Bridge-Eligible Employee,” “Separated Retirement Eligible Employee,” or “Rebadged Employee,” see the brochure that applies to you.

Effective Date: As of January 1, 2012

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Table Of Contents

Brochure Overview	4

Separation Program Overview	5

Medical (including Prescription Drug) and Dental	6
• Medical (including Prescription Drug) and Dental—If You Do Not Sign the Separation Letter	6
• Separation Program—Medical (including Prescription Drug) and Dental—If You Sign the Separation Letter	6
• Coordination with Medicare	6

Life Insurance	7
• Basic Life Insurance—If You Do Not Sign the Separation Letter	7
• Separation Program—Basic Life Insurance—If You Sign the Separation Letter	7
• AD&D, Optional Group Life and Dependent Life	7

Health and Life Insurance Benefits Overview Chart	8

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)	8
• Separation Program—If Your Separation Date Occurs On or After July 1 And On Or Before December 31	9

Stock Options, Restricted Stock Units and Performance Stock Units	10
• Stock Options (separation/sale/involuntary termination terms)	10
• RSUs (separation/sale/involuntary termination terms)	11
• PSUs (separation/sale/involuntary termination terms)	12

Other Benefits And Programs	13
• Business Travel Accident	13
• Dependent Care Flexible Spending Account	13
• Group Auto & Homeowners Insurance	13
• Group Legal Plan	13
• Health and Insurance Benefits	13
• Health Care Flexible Spending Account	14
• Long Term Care	14
• Long Term Disability	14
• Merck Deferral Program	15
• Pension	15
• Sales Incentive Plan	16
• Savings Plan	16
• Short Term Disability	17
• Vacation Pay/Floating Holidays	17
• Vision	17

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Other Important Information	18

Glossary of Definitions	19

Note: Capitalized Terms used in this Brochure are generally defined in the Glossary of Definitions.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Brochure Overview

This Brochure summarizes the benefits for which a “Separated Employee” may be eligible under Merck’s Separation Program and other employee benefit plans and programs of Merck & Co., Inc. and its subsidiaries. It is not an official plan document. The terms and conditions of Merck’s employee benefit plans and programs applicable on an employee’s termination of employment from the Employer are as described in the official plan documents, including applicable summary plan descriptions (“SPDs”) and summaries of material modification, in each case previously provided to you or provided to you with this Brochure, as such plans and programs (and the applicable SPDs) may be amended from time to time. A copy of the applicable SPDs and applicable summaries of material modification can be obtained on line at http://one.merck.com/sites/sa/en-us/Pages/USMerckSummaryPlanDescriptions.aspx or by calling the Merck Benefits Service Center at Fidelity at 800-666-3725. To the extent the information in this Brochure differs from the official plan documents, the official plan documents will control.

“Separated Employees” are “Legacy Merck Employees” (as defined in the Separation Benefits Plan) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

(1) on or after January 1, 2012 but before January 1, 2013; and who, as of their Separation Date, are

•	Less than age 49; or

•	At least age 49 but not yet age 64 with less than 9 years of Credited Service; or

(2) on or after January 1, 2013 and who, as of December 31 of the year in which their Separation Date occurs, are

•	Less than age 50; or

•	At least age 50 but not yet age 64 with less than 10 years of Credited Service

Separated Employees are only those employees who are designated by the Employer or the Parent as “Separated Employees.” “Separated Employees” do not include employees who terminate employment in any way that does not constitute a Termination due to Workforce Restructuring as determined in accordance with the terms of the Separation Benefits Plan, including employees who resign for any reason. Benefits described in this Brochure only apply to Separated Employees and do not apply to any other employees of Merck or its subsidiaries or affiliates, including the Employer.

If you have been designated as a Separated Employee, the Employer or the Parent will provide you with the Separation Letter. In order to receive the benefits under the Separation Program for which a release of claims is required,

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

you must sign and return the Separation Letter by the date stated in the letter (the “Separation Letter Return Date”).

You are considered to have signed the Separation Letter if you sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, do not revoke the Separation Letter within the revocation period. You are considered to have not signed the Separation Letter if you either (i) do not sign and return the Separation Letter by the Separation Letter Return Date, or (ii) sign and return the Separation Letter by the Separation Letter Return Date and, if a revocation period is applicable to you, revoke the Separation Letter within the revocation period.

Separation Program Overview

All benefits under the Separation Program applicable to Separated Employees are contingent upon the Separated Employee signing the Separation Letter unless otherwise indicated below. They consist of:

•	Separation Pay

•	Outplacement Benefits

•	Eligibility for continued medical, dental and Basic Life Insurance benefits

•

Eligibility for a special payment in lieu of an AIP/EIP bonus for the performance year in which his or her Separation Date occurs if his or her Separation Date occurs on or after July 1 and on or before December 31 of that performance year

•

For purposes of unexercised stock options and restricted stock units and performance stock units, treatment under the separation/involuntary termination terms (signing the Separation Letter not required)

Separation Pay, Outplacement Benefits and continued medical, dental and Basic Life Insurance benefits are described in the Separation Plan SPD distributed with this Brochure.

This Brochure describes the following:

•	the benefits offered under the Separation Program that are not described in the Separation Plan SPD;

•	the benefits for those Separated Employees who do not sign, the Separation Letter; and

•	the terms and conditions of certain Merck benefit plans and programs as they apply to any separated employee without regard to whether they sign the Separation Letter.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Medical (including Prescription Drug) and Dental

Medical (including Prescription Drug) and Dental—If You Do Not Sign the Separation Letter

If you do not sign the Separation Letter your medical and dental coverage will continue until the end of the month in which your Separation Date occurs. You will be eligible to elect to continue your coverage in accordance with COBRA for up to 18 months from the first day of the month coincident with or following your Separation Date. If you have no medical and/or dental coverage under Merck’s medical and dental plans on your Separation Date, you will not be eligible to elect such coverage under COBRA just like any other employee whose employment ends.

Separation Program—Medical (including Prescription Drug) and Dental—If You Sign the Separation Letter

If you sign the Separation Letter you will be eligible to continue medical and dental coverage under Merck’s plans (as they may be amended from time to time) in accordance with COBRA as described in the section above, however, you will be eligible to pay a subsidized COBRA rate equal to the contribution rates applicable to active employees as they may change from time to time for your Benefits Continuation Period. Your Benefits Continuation Period starts on the first day of the COBRA continuation period and continues for a period of up to 18 months. The length of your Benefits Continuation Period is based on your complete years of continuous service on your Separation Date. Please note that you will receive a letter from the Merck Benefits Service Center regarding your eligibility to elect continuation coverage under COBRA. That letter will reflect the full COBRA rate—not the subsidized rate. You must elect to continue coverage under COBRA in accordance with the instructions contained in that letter in order to be eligible for continuation coverage at the subsidized rates. See the Separation Plan SPD for more information. Also note that you can terminate your active medical and/or dental coverage during your Benefits Continuation Period but you cannot re-enroll in that coverage thereafter.

Coordination with Medicare

An individual is generally eligible for Medicare if he or she is at least age 65 or has been entitled to Social Security disability benefits for at least 24 months. If you or your dependents are eligible for Medicare on your Separation Date or become eligible for Medicare during the period for which you are covered under COBRA at subsidized or non-subsidized rates, the Merck medical plan under which you are covered will coordinate with Medicare. That means that Medicare will be primary and the Merck medical plan will be secondary. You or your dependents, as applicable, must enroll in Medicare immediately when first eligible for Medicare. When coordinating with Medicare, the Merck medical plans

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

assume that you and your dependents are covered by Medicare as of the first date you or your dependents, as applicable, are eligible to be covered under Medicare—whether or not the individual is actually covered. If you and your dependents do not enroll in Medicare when first eligible you will experience a gap in coverage and you may be obligated to pay a late enrollment penalty to Medicare for Medicare when you do enroll. For information on eligibility for and enrollment in Medicare visit your local Social Security Administration office or contact the Social Security Administration online at www.ssa.gov or by phone at 800-772-1213.

Life Insurance

Basic Life Insurance—If You Do Not Sign the Separation Letter

If you do not sign the Separation Letter your Basic Life Insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert this coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (800-666-3725) or Prudential (877-370-4778) for more information.

Separation Program—Basic Life Insurance—If You Sign the Separation Letter

If you sign the Separation Letter, your Basic Life Insurance will continue at no cost to you under Merck’s life insurance plan (as it may be amended from time to time) during the Benefits Continuation Period as more fully described in the Separation Plan SPD. You are responsible for paying applicable tax on imputed income, if any, for Basic Life Insurance coverage during your Benefits Continuation Period. Note that you may elect to waive or end your Benefits Continuation Period early under limited circumstances but if you do the Basic Life Insurance (and any medical and/or dental benefit) continuation for which you would have otherwise been eligible during that period will be permanently and irrevocably forfeited. See the Separation Plan SPD for information on the limited circumstances that permit you to waive or end your Benefits Continuation Period early.

AD&D, Optional Group Life and Dependent Life Insurance

Whether or not you sign the Separation Letter, your accidental death and dismemberment coverage will end as of your Separation Date and your optional group term life insurance and dependent life insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert or port your optional group term life and/or dependent life coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (800-666-3725) or Prudential (877-370-4778) for more information.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Health and Life Insurance Benefits Overview Chart

The chart below is provided for your convenience to compare the medical, dental and life insurance benefits offered under the Separation Program to the normal plan provisions. It assumes you are eligible for medical and dental continuation under COBRA, that you sign the Separation Letter and that you timely pay the required contributions to continue coverage.

	Regular Plan Provisions	Separation Program
Medical (including Prescription Drug) and Dental	Benefits continue to the end of the month in which your Separation Date occurs; eligible for COBRA afterward for up to 18 months at full COBRA rate

Benefits continue to the end of the
month in which your Separation Date
occurs; eligible for COBRA afterward
for up to 18 months as follows:

Provided you elect to continue benefits
under COBRA,

Medical and Dental benefits at
subsidized rates equal to active
employee rates continue for the
duration of your Benefits Continuation
Period;

Thereafter, eligible to continue medical
and/or dental benefits for remaining
COBRA period, if any, at full COBRA
rate

Basic Life Insurance	Coverage equal to 1x base pay continues for 31 days after Separation Date. You may be eligible to convert to an individual policy with Prudential during the 31-day period.

Coverage equal to 1x base pay
continues at no cost to you for the
duration of your Benefits Continuation
Period.

You may be eligible to convert to an
individual policy with Prudential
during the 31-day period after coverage
ends as described above.

Optional Employee Group Term Life and Dependent Life	Coverage at level in effect on your Separation Date continues for 31 days You may be eligible to convert or port to an individual policy with Prudential during the 31-day period.
AD&D	No coverage	No coverage

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)—

As described in more detail below, payment of bonuses, or a special payment in lieu of a bonus, depends on when your Separation Date occurs during a performance year and for a special payment in lieu of a bonus, whether or not you sign the Separation Letter.

•

For the Performance Year prior to Separation Date: Provided you are in a class of employees eligible for an AIP/EIP and your employment ends between January 1 and the time AIP/EIP bonuses are paid for that year to

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

other employees, you will be eligible for an actual AIP/EIP bonus with respect to the performance year immediately preceding your Separation Date on the same terms and conditions as those that apply to other employees. That bonus, if any, will be paid at the time AIP/EIP bonuses are paid for that year to other employees (not later than March 15) or will be deferred in accordance with your applicable deferral election for that performance year. Eligibility for consideration for your prior performance year AIP/EIP bonus is not contingent upon your signing the Separation Letter.

•

For the performance year in which Separation Date occurs: If your Separation Date occurs between January 1 and June 30 inclusive, no AIP/EIP or special payment in lieu of a bonus with respect to the performance year in which your Separation Date occurs is payable. If your Separation Date occurs on or after July 1 and on or before December 31, a special payment in lieu of a bonus is payable under this program with respect to the performance year in which your Separation Date occurs, provided you sign the Separation Letter. See below for details.

•

For executives who are listed in the Summary Compensation Table for the most recent proxy materials issued by Merck in connection with the annual meeting of shareholders, the amount of payment in lieu of EIP award, if any, will be guided by the principles contained in this section, but Merck retains complete discretion to pay more, or less, than those amounts.

•

The Employer reserves the right to treat the payment of AIP/EIP bonuses and/or the special payments in lieu of AIP/EIP bonuses as supplemental wages subject to flat-rate withholding (that is, not taking into account any exemptions).

•	No 401(k) deductions are made from any special payment in lieu of an AIP/EIP.

Separation Program—If Your Separation Date Occurs On or After July 1 And On Or Before December 31

If your Separation Date occurs on or after July 1 and on or before December 31, a special payment in lieu of an AIP/EIP with respect to the performance year in which your Separation Date occurs may be paid only if you sign the Separation Letter. The special payment, if any, will be calculated based on the target bonus applicable to you under the AIP/EIP on your Separation Date (subject to the following sentence) with respect to the current performance year and the number of full and partial months you worked in the current performance year and is subject to downward adjustment by Merck in its sole discretion based on a variety of factors, including but not limited to your documented poor performance in the current performance year. If your Separation Date occurs on or after the effective date of your assigned band, pathway and level under the new Compensation and Career Framework communication but before January 1, 2013, your target bonus will be the greater of the target applicable to your assigned position in the Compensation and Career Framework job structure on

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

your Separation Date or your band/tier level immediately preceding the conversion to the new structure. If you receive a special payment in lieu of an AIP/EIP bonus, it will be paid to you (less applicable withholding) as soon as administratively feasible following your Separation Date (but not later than March 15 of the year following your Separation Date) and Merck’s receipt of your signed Separation Letter. However, if you elected to defer all or part of your AIP/EIP bonus, that election will apply to payments made in lieu of AIP/EIP bonus.

Stock Options, Restricted Stock Units and Performance Stock Units

Only employees may receive incentives under Merck’s incentive stock plans, including stock options, restricted stock units (“RSUs”) or performance stock units (“PSUs”); therefore, you will not be eligible to receive any grants after your Separation Date.

Whether you sign the Separation Letter or not, the separation provisions applicable to stock options, RSUs and PSUs will apply to any outstanding incentives you hold on your Separation Date that were granted to you before 2010; the sale/involuntary termination provisions applicable to stock options, RSUs and PSUs will apply to any outstanding incentives you hold on your Separation Date that were granted to you after 2009. Provisions may differ based on the grants. IT IS YOUR REPSONSIBILITY TO FAMILIARIZE YOURSELF WITH THE TERMS OF INDIVIDUAL GRANTS.

Stock Options (separation/sale/involuntary termination terms)

Generally, for outstanding annual and quarterly stock option grants made in 2001 through 2009:

Unvested options will vest on the Separation Date. You will then have two years to exercise them and previously vested grants. All outstanding vested options—including those previously vested—will expire on the day before the second anniversary of your Separation Date (or their original expiration date, if earlier).

Generally, for outstanding annual and quarterly stock option grants made during 2010 and thereafter, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination:

•

If your employment is terminated due to the sale of your subsidiary, division or joint venture, options that would have become exercisable within one year of your Separation Date will be exercisable on your Separation Date and all others immediately expire. All unexercised

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

options will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

•

If your employment terminates due to an other involuntary termination, options that are unvested on your Separation date will expire on your Separation Date. Options that are exercisable on your Separation Date will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

Key R&D, MRL and MMD new hire stock option grants and other stock option grants may have different terms. See the term sheets applicable to such stock option grants.

If on your Separation Date your then outstanding equity is treated as described above and you are rehired,

•	stock options granted before 2010 that are unexercised and outstanding on your rehire date will be reinstated to active status as if your employment had not been interrupted, and

•	stock options granted during 2010 and thereafter that are unexercised and outstanding on your rehire date will continue to be treated as described above.

RSUs (separation/sale/involuntary termination terms)

For RSUs granted before January 1, 2010, under the separation provisions of the RSUs, a pro rata portion of your annual grants of restricted stock units, if any, generally will vest and become distributable at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date. Different terms may apply to RSUs that were not granted as part of the annual RSU grants. See the term sheets applicable to RSUs granted to you, if any.

For each annual and quarterly RSU grant made on or after January 1, 2010, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination.

If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your RSU awards and accrued dividends, if any, will be distributed at the time distributed to active employees: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

If your employment terminates in an other involuntary termination and your Separation Date occurs

•

On or after the first anniversary of the RSU grant date, a pro rata portion of your RSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the RSU grant date, the entire grant (together with any applicable accrued dividend equivalents) will expire on your Separation Date.

See the term sheets applicable to RSUs granted to you, if any.

PSUs (separation/sale/involuntary termination terms)

PSUs granted January 1, 2009 vested or lapsed effective December 31, 2011. Payment, if any, will be made to you in accordance with the terms of the grant. See the term sheets applicable to PSUs granted to you, if any.

For each PSU granted on or after January 1, 2010, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination.

If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your PSU awards will be distributed at the time distributed to active employees, based on actual performance: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.

If your employment terminates in an other involuntary termination and your Separation Date occurs

•

on or after the first anniversary of the PSU grant date, a pro rata portion of your PSU grant generally will vest and become distributable to you at the same time as if your employment had continued and based on actual performance; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the PSU grant date, the entire grant will expire on your Separation Date.

See the term sheets applicable to PSUs granted to you, if any.

If you have any question about your stock options, RSUs or PSUs, you can call the Support Center at 866-MERCK-HD (866-637-2543).

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

OTHER BENEFITS AND PROGRAMS

The following describes the terms and conditions of certain Merck benefit plans and programs as they apply to employees whose employment with the Employer terminates for any reason. For additional information, see the applicable SPDs and applicable summaries of material modification.

Business Travel Accident

Your coverage under the Business Travel Accident Insurance Plan ends on your Separation Date.

Dependent Care Flexible Spending Account

Your participation in the Dependent Care Flexible Spending Account ends on your Separation Date. Eligible expenses incurred throughout the calendar year in which your Separation Date occurs (even after employment with the Employer ends) can be reimbursed but only up to the amount actually contributed to the account. Claims for those expenses must be submitted to Horizon Blue Cross Blue Shield by April 15th of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Group Auto & Homeowners Insurance

If you participate in the MetLife Group Auto & Homeowners Insurance on your Separation Date, your payroll deduction (and the applicable discount) will end on that date and you will be moved to direct bill with MetLife. If you have any questions, please contact MetLife at 800-438-6388.

Group Legal Plan

If you participate in the Group Legal Plan on your Separation Date, your coverage will end on that date. You may continue coverage on an individual basis for 30 months after your Separation Date. If you elect to continue coverage, you must pre-pay for the coverage for 30 months. Contact Hyatt Legal for details at 800-821-6400.

Health and Insurance Benefits

Merck’s health and insurance benefits consist of the following Merck plans and programs: medical (including prescription drugs), dental, vision, health care and

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

dependent care flexible spending accounts, life insurance (including basic and optional term life, dependent term life and accidental death and dismemberment), long term care and long term disability. Your participation in these plans ends as described elsewhere in this communication. However, a full month of contribution/premium for your coverage under these plans in effect on your Separation Date may be deducted from your paycheck for the month in which your Separation Date occurs.

Health Care Flexible Spending Account

Your participation in the Health Care Flexible Spending Account (“HCFSA”) ends on your Separation Date, unless you elect to continue to participate in accordance with COBRA for the remainder of the calendar year in which your Separation Date occurs. If you elect to continue participation in HCFSA under COBRA, you must make your required contributions on an after-tax basis. Eligible expenses incurred while you participate in HCFSA during the calendar year in which your Separation Date occurs can be reimbursed up to your entire elected amount. Claims incurred after your participation in HCFSA ends cannot be reimbursed, no matter how much money is left in the account. Claims for expenses incurred during the calendar year in which your Separation Date occurs and while you are a participant in HCFSA must be submitted to Horizon Blue Cross Blue Shield by April 15 of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.

Long Term Care

If you elected coverage under Merck’s Long Term Care Plan for you (or your spouse or same-sex domestic partner), that coverage will end on your Separation Date. However, you may continue coverage without interruption by contacting CNA (the insurer) and paying your first quarterly premium to CNA within 31 days after the last day of the month in which your Separation Date occurs. For more information (and to request the necessary forms) contact CNA directly at 800-528-4582.

Long Term Disability

Your participation in the Long Term Disability Plan (the “LTD Plan”) will end on the last day of the month in which your Separation Date occurs. In other words, you must have satisfied the 26-week LTD Plan eligibility period by the end of the month that includes your Separation Date to be eligible for LTD Plan benefits. If you are disabled and receiving income replacement benefits under the LTD Plan on your Separation Date, those benefits will continue in accordance with the terms of the LTD Plan. However, Separation Pay paid by the Employer under the Separation Benefits Plan will be offset from benefits payable under the LTD Plan (meaning the LTD Plan benefits will be reduced by Separation Pay).

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Merck Deferral Program

If you have an account balance in the Merck & Co., Inc. Deferral Program, your termination of employment will commence distribution of your account in accordance with your previously elected schedule, subject to applicable plan terms. For example, account balances less than $125,000 are distributed without giving effect to the participant’s election, while distributions to certain of Merck’s most highly paid employees on account of termination of employment cannot be made for six months from the termination date.

If you elected to defer all or part of your EIP/AIP distribution and receive a payment in lieu thereof as a result of your separation, your deferral election to the Merck Deferral Program will apply to your payment in lieu of your EIP/AIP.

Pension

If you have at least 5 years of Vesting Service (as that term is defined in the Retirement Plan) as of your Separation Date, you will be a “terminated vested” participant in the Retirement Plan. This means that your employment will have terminated before you were eligible to “retire” from active service with the Employer (generally, age 55 with at least 10 years of Credited Service (as that term is defined in the Retirement Plan)) and that you have a “vested” pension under the Retirement Plan.

If you are a “terminated vested” participant, your benefits under the Retirement Plan must begin no later than the first day of the month following age 65 after your employment terminates. However, you can start receiving a reduced lump sum or monthly benefit payment on the first day of any month after you reach age 55. Your lump sum or monthly benefit payment will be reduced to reflect early payment of your benefits. The early payment reduction for a “terminated vested” participant is an “actuarial” reduction. That is, your life expectancy and certain other actuarial assumptions are used in calculating the reduction amount. You should expect this to reduce your lump sum or monthly payments substantially because by commencing your benefit early, you receive benefits earlier and for a longer period. A table illustrating examples of actuarial reductions from the age 65 benefit and a more detailed explanation of the benefits for “terminated vested” participants can be found in the SPD (and applicable summaries of material modification) for the Retirement Plan. If you do not have at least 5 years of Vesting Service as of your Separation Date, you will not be eligible for a benefit under the Retirement Plan.

After you leave the Employer, if you are entitled to a vested benefit from the Retirement Plan, you’ll receive a statement that will tell you what your monthly life income payment will be at age 65. This will be sent to you within approximately one year from your Separation Date. If any portion of your benefit

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

is from a different plan, such as the Retirement Plan for Hourly Employees of MSD, there is an offset which reduces the benefit from the Retirement Plan. The aggregate lump sum benefit payable from two different plans generally differs slightly from a lump sum payable from only one plan (especially if different interest rate methodologies apply).

Payments not Compensation for Retirement Plan. Separation Pay is not compensation for Retirement Plan purposes. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for Retirement Plan purposes.

Sales Incentive Plan

If you are a participant in a sales incentive plan of Merck or its subsidiaries, including the Employer, on your Separation Date, your eligibility to be paid a bonus, if any, will be determined under the terms and conditions of the plan in which you are a participant.

Savings Plan

Any Separation Pay you receive under the Separation Benefits Plan is not base pay and may not be contributed to the Savings Plan. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus is also not compensation for purposes of the Savings Plan.

If you have an outstanding Savings Plan loan balance as of your Separation Date, you will have 60 days to repay the balance. If the loan is not repaid within 60 days, the outstanding loan balance will be considered to be in default and will be treated as a partial distribution subject to taxation and a possible 10% early withdrawal penalty. Please consult your tax advisor.

You generally may receive a final distribution from the Savings Plan at any time after your Separation Date. However, if the value of your Savings Plan account is less than $1,000 upon your Separation Date, you automatically will receive a distribution of your account balance following your Separation Date. If your account balance is between $1,000 and $5,000 upon your Separation Date, and you do not elect a lump sum distribution or a rollover, your account will be rolled over into an Individual Retirement Account (IRA) at Fidelity. If, upon reaching age 65, you have not previously elected to receive your benefits, your account balance will be distributed to you without regard to its amount. Review the information in the SPD (and applicable summaries of material modification) for the Savings Plan for additional information on receiving a final distribution under the Savings Plan.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Short Term Disability

Subject to applicable state law, your participation in the Short Term Disability Plan (“STD Plan”) ends on your Separation Date. If you are disabled and are receiving income replacement benefits under the STD Plan on your Separation Date, those benefits will continue in accordance with the terms of the plan. However, subject to state law, Separation Pay paid by the Employer under the Separation Benefits Plan will act as an offset from benefits payable under the STD Plan (meaning the STD Plan benefits will be reduced by Separation Pay). Where state law does not permit such offsets to be made to STD Plan benefits (or where Employer or Parent in their sole and absolute discretion determines it is easier for the Employer to administer), STD Plan benefits will instead act as an offset from Separation Pay paid (or payable) by the Employer under the Separation Benefits Plan (meaning Separation Pay will be reduced by the STD Plan benefits). The amount of the offset will be established by the Employer and will be a good faith estimate of the STD Plan benefits payable to the employee after the employee’s Separation Date.

Vacation Pay/Floating Holidays

You will be paid for any amount of vacation that you have accrued but not used as of your Separation Date. Conversely, you must reimburse the Employer for any vacation you used prior to your Separation Date that you had not earned as of your Separation Date. Any such amounts to be reimbursed may be deducted from Separation Pay paid pursuant to the Separation Benefits Plan. You will not be paid for unused vacation days carried over from the calendar year prior to your Separation Date or for floating holidays that are unused as of your Separation Date, unless payment is required under state law.

Vision

Coverage under the Vision Plan ends on the last day of the month in which your Separation Date occurs. You will be given the opportunity to continue this benefit in accordance with COBRA for up to 18 months from your Separation Date by paying the required premiums.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

* * *

Other Important Information

Parent (or its applicable subsidiary) retains the right (to the extent permitted by law) to amend or terminate the Separation Benefits Plan and any other benefit or plan described in this brochure (or otherwise) at any time and nothing in this Brochure in any way limits that right. However, following a “change in control” of Parent (as defined in the Merck & Co., Inc. Change in Control Separation Benefits Plan, as it may be amended from time to time), certain limitations apply to the ability of Parent (or its applicable subsidiary) to amend or terminate its benefit plans. In addition, a Legacy Merck Employee whose employment is terminated without cause within two years following a “change in control” who satisfies certain age and service requirements on the date his or her employment ends, may also be entitled to receive the retirement pension and/or healthcare bridge as provided in the Merck & Co., Inc. Change in Control Separation Benefits Plan.

Notwithstanding anything in the Separation Program to the contrary, benefits under the Separation Program that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be adjusted to avoid the excise tax under Section 409A. Parent or Employer will take any and all steps it determines are necessary, in its sole and absolute discretion, to adjust benefits under the Separation Program to avoid the excise tax under Section 409A, including but not limited to, reducing or eliminating benefits, changing the time or form of payment of benefits, etc.

Payments made on account of separation from service are limited during the six months following the termination of employment of a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, which in general includes the top 50 employees of a company ranked by compensation. Notwithstanding anything contained in the Separation Program to the contrary, if a Covered Employee is a “Specified Employee” on his or her Separation Date, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, no payments will be made during the six-month period following termination of employment. Instead, amounts that would otherwise have been paid during that six-month period will be accumulated and paid, without interest, as soon as administratively feasible following the end of such six-month period after termination of employment.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

Glossary of Definitions

As used in this document, the following terms have the following meanings.

“Basic Life Insurance” is life insurance provided under a plan sponsored by Parent or a subsidiary of Parent equal to 1x “base pay” (as defined in the Life Insurance SPD”).

“Benefits Continuation Period” is as defined in the Separation Benefits Plan.

“Credited Service” is as defined in the Retirement Plan.

“Employer” means individually and collectively, Merck Sharp & Dohme Corp. and its direct and indirect wholly owned subsidiaries excluding Comsort, Inc. and Telerx Marketing, Inc. The term “Employer” excludes each Legacy Schering Entity (as defined in the Separation Benefits Plan) and Inspire Pharmaceuticals, Inc.

“Parent” means Merck & Co., Inc.

“Retirement Plan” means the Retirement Plan for Salaried Employees of MSD.

“Separation Benefits Plan” means the Merck & Co., Inc. US Separation Benefits Plan

“Separation Date” means a Separated Employee’s last day of employment with the Employer.

“Separated Employees” means “Legacy Merck Employees” (as defined in the Separation Benefits Plan) who experience a “Termination due to Workforce Restructuring” (as defined in the Separation Benefits Plan):

(1) on or after January 1, 2012 but before January 1, 2013; and who, as of their Separation Date, are

•	Less than age 49; or

•	At least age 49 but not yet age 64 with less than 9 years of Credited Service; or

(2) on or after January 1, 2013 and who, as of December 31 of the year in which their Separation Date occurs, are

•	Less than age 50; or

•	At least age 50 but not yet age 64 with less than 10 years of Credited Service

Separated Employees are only those employees who are designated by the Employer or Parent as “Separated Employees.” “Separated Employees” do not

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011

include employees who terminate employment in any way that does not constitute a Termination due to Workforce Restructuring as determined in accordance with the terms of the Separation Benefits Plan, including employees who resign for any reason.

“Separation Letter” means the letter provided by Parent or the Employer that includes a Release of Claims (as defined in the Separation Benefits Plan).

“Separation Letter Return Date” is the date stated in the Separation Letter (or as extended by the Employer at its sole discretion) by which Separated Employees must sign and return it to Parent or the Employer.

“Separation Plan SPD” means the SPD for the Merck & Co., Inc. US Separation Benefits Plan.

“Separation Program” means the (i) Separation Benefits Plan, (ii) provisions described in this Brochure applicable to Merck’s options, RSUs and PSUs, and (iii) provisions described in this Brochure applicable to payment in lieu of AIP/EIP. A signed Separation Letter is not required for the benefits described in clause (ii).

“SPDs” means summary plan descriptions of various employee benefit plans sponsored by Merck & Co., Inc. or one of its wholly owned subsidiaries.

LMRK Separated Employees

Effective as of January 1, 2012

Revised as of December 12, 2011